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                                                                    EXHIBIT 23.2



CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


        We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1997 Directors' Stock Option Plan and the 2001 Stock Incentive Plan of our report dated February 9, 2001, with respect to the consolidated financial statements of Corixa Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.




                                                 Ernst & Young LLP



        Seattle, Washington

        July 18, 2001